Exhibit 10.1

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, UT 84121
Phone: (801) 947-3100
Fax: (801) 944-4629

June 30, 2006

Jonathan Cardella
Alan Mao
OTravel.com, Inc.
6350 S. 3000 E.
Salt Lake City, UT 84121

James Moyle
Thomas Raudorf
Joe Illescas
OTravel.com, Inc.
1700 Park Avenue
Park City, UT 84060

Re:                             Letter Agreement Regarding that Escrow Agreement Dated July 1, 2005 by and between Overstock.com, Inc. and Jonathan Cardella, James Moyle, Thomas Raudorf, Joe Illescas and Alan Mao

Messrs Cardella, Moyle, Raudorf, Illescas and Mao:

This letter agreement (“Letter Agreement”) sets forth the understanding between Overstock.com, Inc. (“Purchaser”) and Jonathan Cardella, James Moyle, Thomas Raudorf, Joe Illescas and Alan Mao (“Sellers”) with respect to that Escrow Agreement dated July 1, 2005 as contemplated in the Stock Purchase Agreement (“SPA”) dated June 24, 2005 by and among Purchaser and Sellers.

Sellers agree to allow Purchaser to make an unspecified Claim in the amount of $750,000.00 (“Reserved Claim”) against the Escrow Fund ($1,875,000 plus increases of any earnings thereon) and for which Sellers will not submit a Counter Notice in exchange for Purchaser capping any and all past, present and future liabilities of Sellers arising out of the SPA and any documents relating thereto at $750,000.00. The Reserved Claim shall remain in escrow until June 29, 2007 at which time the parties shall mutually agree on how the Reserved Claim shall be disbursed or whether there is reason to extend. Purchaser and Sellers shall be jointly responsible (50% for Purchaser and 50% for Sellers) to pay all Escrow Agent compensation. All terms of the Escrow Agreement and Stock Purchase Agreement not modified herein shall remain in effect. However, for avoidance of doubt all Claims made prior to June 29, 2007 shall survive. This Letter Agreement is intended to be relied upon only by Escrow Agent, Purchaser and Seller, their successors and assigns, but shall in no way be interpreted to benefit any other third party. This

Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

Sincerely,

/s/ Jonathan E. Johnson, III
Jonathan E. Johnson, III
SVP, Corporate Affairs

AGREED TO AND ACCEPTED BY:

/s/ Jonathan Cardella	6/30/06
Jonathan Cardella	Date

/s/ James Moyle	6/30/06
James Moyle	Date

/s/ Thomas Raudorf	6/30/06
Thomas Raudorf	Date

/s/ Joe Illescas	6/30/06
Joe Illescas	Date

/s/ Alan Mao	6/30/06
Alan Mao	Date